Exhibit 10.6

Amendment JPMC No: CW236169

Master Agreement JPMC No: 707575

Amendment No. 236169
To
The Master Service Provider Agreement between
Virtusa Corporation
and JPMorgan Chase Bank, N.A.
dated as of December 6, 2004

JPMC Agreement No. 70575

This Amendment No. 236169 (“Amendment”) to the Master Service Provider Agreement, dated as of December 6, 2004 and entered into by JPMorgan Chase Bank and Virtusa Corporation, (the “Agreement”) is made and entered into as of March 1, 2008 (“Amendment Effective Date”) by JPMorgan Chase Bank, National Association, as successor in interest to JPMorgan Chase Bank, (“JPMC”), with an office located at 270 Park Avenue, New York, New York 10017-2070, and Virtusa Corporation (“US Supplier”) with offices located at 2000 West Park Drive, Westborough, MA 01581 and Virtusa Corporation (“Offshore Supplier”, together with “US Supplier”, collectively “Supplier”) with offices located at Virtusa (India) Pvt. Ltd., 3 rd Floor, White House, Begumpet, Kundanbagh, Hyderbad India 500016.

WHEREAS, JPMC and Supplier have entered into the Agreement, and

WHEREAS, JPMC and Supplier have previously amended the Agreement as follows: Amendment 70575-A1 with an Effective Date of March 30, 2005 and 70575-A2, with an Effective Date of May 12, 2005. The Agreement as amended by the Prior Amendments is referred to as (the “Agreement”), and

WHEREAS, section 2.4 of the Agreement entitled “Country Specific Legal and Regulatory Requirements” provides in sub section (b) that, “Upon JPMC’s written request, Supplier agrees to include such provisions in Master Agreement Exhibit H European Union Privacy Addendum of the Agreement (and vary the Agreement accordingly), or in a separate agreement between JPMC and Supplier; provided, however that to the extent such provisions require a change in the Services, the change order procedures set forth in section 2.6 (Change Orders) shall apply to such change in the Services.”, and

WHEREAS, JPMC and Supplier agree that the following Asia Pacific Privacy Clauses are such country specific legal and regulatory requirements, and

WHEREAS, JPMC and Supplier now wish to further amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the promises, terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.     Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement

ASIA PACIFIC PRIVACY CLAUSES

A.            OPERATIVE PROVISIONS

1.           Definitions

“JPMC” shall mean JPMorgan Chase Bank, National Association.

“Personal Information” shall mean information or an opinion (including information or an opinion forming part of a data base), whether true or not, and whether recorded in a material form or not, about an individual whose identity is apparent, or can reasonably be ascertained, from the information or opinion.

“Privacy Act” shall mean the following: (1) the National Privacy Principles set out in Schedule 3 of the Privacy Act of 1988 of Australia; (2) the Personal Data (Privacy) Ordinance of 1996 of Hong Kong; (3) the Personal Information Protection Act (Kojin Joho no Hogo ni Kansuru Houritsu, Law No. 57 of 2003) of Japan; and (4) the Computer-Processed Personal Data Protection Law (Amended 1995 . 08 . 11) of Taiwan; and (5) the Privacy Act 1993 of New Zealand, each legislation as amended from time to time; and (6) any future Privacy act promulgated by a jurisdiction in which JPMC has customer’s whose information will be accessed by the Service Provider. Parties acknowledge that the Computer-Processed Personal Data Protection Law (Amended 1995.08.11) of Taiwan is currently being revised by the relevant governmental authority and such revisions, once adopted as part of the Privacy Laws of Taiwan, shall be encompassed within the compliance obligations as defined above.

“Regulated Information” shall mean Personal Information which the Service Provider accesses and/or collects from JPMC (whether directly or incidentally) in connection with, or in performance of, (1) prior Amendments and (2) the Agreement.

“Service Provider” shall mean Supplier and/or one or more of its Affiliates.

2.           Rules for Interpreting this Amendment

(a)             A reference to:

(i)            legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it.

(ii)           a party to this Amendment or to any other document or agreement includes a permitted substitute or a permitted assign or that party; and

(iii)          a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any extractor, administrator or successor in law of the person

3.             Multiple Parts

If a party to this Amendment is made up of more than one person, or a term is used in this Amendment to refer to more than one party;

(a)           an obligation of those persons is joint and several;

(b)           a right of those persons is held by each of them severally; and

(c)           any reference to that party or that term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking is given by each of them separately.

B.              PRIVACY

1.             Compliance with the Privacy Act

(a)           The Service Provider will at all times comply with the Privacy Act and agrees to do so even if the Service Provider is exempt from the application of the Privacy Act as a “small business operator” within the meaning of that term under the Privacy Act.

(b)           The Service Provider agrees to undertake such training and to implement such procedures as may be reasonably required by JPMC in respect of the Privacy Act.

2.             Confidentiality of JPMC’s Customer Information

(a)           The Service Provider agrees to treat Regulated Information as confidential to JPMC and belonging to JPMC. The Service Provider agrees that it owes an obligation of confidence to JPMC in relation to Regulated Information.

(b)           The Service Provider will not disclose Regulated Information to any third party except for the purposes of the agreement, or as required by law.

(c)           Service Provider will keep Regulated Information secure against theft, loss, damage and unauthorized access, use and disclosure. If the Service Provider becomes aware of any such event, the Service Provider agrees to notify JPMC immediately in writing of that event.

(d)           The Service Provider agrees, immediately upon termination of this Amendment, or upon the earlier request of JPMC, at JPMC’s option, to return, destroy or de-identify the Regulated Information. If Service Provider elects to destroy the Regulated Information, then Service Provider shall evidence proof of the destruction of such Regulated Information to JPMC in the form of a Certificate of Destruction within 10 days of the date of the destruction of such Regulated Information.

3.             Indemnity

(a)           The Service Provider unconditionally indemnifies JPMC against any loss, liability or expense that JPMC may suffer, directly or indirectly, because the Service Provider breaches any of its obligations under this clause B (Privacy).

(b)           The Service Provider acknowledges that any breach or threatened breach of this clause B by the Service Provider may cause JPMC immediate and irreparable harm for which damages alone may not be an adequate remedy. The Service Provider agrees that JPMC may commence proceedings to restrain any breach or threatened breach of the terms of this clause B.

4.             Survival

Clause B(2) (Confidentiality of JPMC’s Customer Information) and B(3) (Indemnity) shall continue to have effect after the termination or the expiration of this Amendment.

C.            GENERAL

1.             Governing Law

(a)           This Amendment and any action arising hereunder shall be governed by the laws of the State of New York.

(b)           Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in the State of New York, and any court that may hear appeals from any of those courts, for any proceedings in connection with this Amendment, and waives any right it might have to claim that those courts are an inconvenient forum.

2.             Giving Effect to this Amendment

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that another party may reasonably require to give full effect to this Amendment.

3.             Counterparts

This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.             Attorneys

Each person who executes this Amendment on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

2.             Except as expressly amended herein, the Agreement shall remain in full force and effect.

3.             Terms not defined herein shall be as defined in the Agreement.

4.             By executing this Amendment, the parties hereto ratify and confirm the terms of the Agreement, as modified by the terms of this Amendment.

5.             If there shall be any conflict in the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and be binding.

6.             All references in the Agreement in and/or to this “this Amendment” and words of a like nature shall be deemed to refer to the Agreement, as amended and supplemented by this Amendment.

IN WITNESS WHEREOF, JPMC and Supplier have caused duly authorized representatives of their respective companies to execute this Amendment as of the Amendment Effective Date.

JPMORGAN CHASE BANK,		VIRTUSA CORPORATION
NATIONAL ASSOCIATION

By:	/s/ Daniel Cochran	By:	/s/ Dan Smith

Printed Name:	Daniel Cochran	Printed Name:	Dan Smith

Title:	Vice President	Title:	COO

Date:	2/14/08	Date:	2/11/08

LEGAL

MRS
INITIALS

02/06/08
DATE